                                                        May 12, 1997



Hadco Corporation


12A Manor Parkway


Salem, NH 03079



     Re: Registration Statement on Form S-3


       Registration No. 333-21977



Ladies and Gentlemen:



     We are counsel to Hadco Corporation, a Massachusetts corporation (the "Company"), and have represented the Company in connection with the preparation and filing of the Company's Registration Statement on Form S-3, Registration No. 333-21977, as amended (the "Registration Statement"), relating to the public offering of up to an aggregate of 2,000,000 shares of the Company's common stock, $.05 par value per share (the "Common Stock"), all of which will be issued and sold to the underwriters by the Company, and up to 300,000 shares of Common Stock which may be purchased by the underwriters from the Company and certain other stockholders of the Company (the "Selling Stockholders") to cover over-allotments, if any (collectively, the "Shares"). The Shares are to be sold by the Company and the Selling Stockholders to certain underwriters (the "Underwriters") represented by Robertson, Stephens & Company LLC, Merrill Lynch & Co., and Adams, Harkness & Hill, Inc., pursuant to an underwriting agreement (the "Underwriting Agreement") filed as Exhibit 1.1 to the Registration Statement.



     We have reviewed the corporate proceedings taken by the Board of Directors of the Company with respect to the authorization and issuance of the Shares. We have also examined and relied upon originals or copies, certified or otherwise authenticated to our satisfaction, of all corporate records, documents, agreements or other instruments of the Company and have made all investigations of law and have discussed with the Company's officers all questions of fact that we have deemed necessary or appropriate.



     Based upon and subject to the foregoing, we are of the opinion that (i) the Shares to be issued and sold by the Company have been duly and validly authorized and, when sold in the manner contemplated by the Underwriting Agreement (and upon receipt by the Company of payment therefor as provided in the Underwriting Agreement) will be validly issued, fully paid and non-assessable; and (ii) the Shares to be sold by the Selling Stockholders are duly and validly authorized, validly issued, fully paid and non-assessable.



     We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement and to the reference to our firm in the Prospectus contained in the Registration Statement under the caption "Legal Matters."



                                          Very truly yours,



                                          TESTA, HURWITZ & THIBEAULT, LLP